CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of White Dental Supply, Inc. (the "Company") on Form 10-Q for the three month periods ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nancy White, acting in the capacity as the Chief Executive Officer of the Company, and I, Michael White, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Nancy White
     Nancy White
     Chief Executive Officer
     May 14, 2009

/s/ Michael White
     Michael White
     Chief Financial Officer
     May 14, 2009